   Offer for all (but not less than 51%) of the Outstanding Shares of Common
                                   Stock of

                        The Americas Growth Fund, Inc.
                 on the basis of .431 Share of Common Stock of

                      JWCharles Financial Services, Inc.
                       for each Share of Common Stock of

                        The Americas Growth Fund, Inc.
                                      by

                      JWCHARLES FINANCIAL SERVICES, INC.


 THE OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE AT 12:00 MIDNIGHT, ATLANTA TIME, ON SEPTEMBER 22, 1997 UNLESS THE OFFER IS EXTENDED (THE "EXPIRATION DATE"). AGRO SHARES WHICH ARE TENDERED PURSUANT TO THE OFFER MAY BE WITHDRAWN AT ANY TIME PRIOR TO THE EXPIRATION DATE.


                                     August 18, 1997

To Brokers, Dealers, Commercial Banks,
 Trust Companies and Other Nominees:

  JWCharles Financial Services, Inc., a Florida corporation ("JWCFS"), has offered to exchange .431 share of common stock, par value $.001 per share, of JWCFS (the "JWCFS Common Stock") for each outstanding share of common stock, par value $.01 per share (each, a "Share" and collectively, the "Shares"), of The Americas Growth Fund, Inc., a Maryland corporation ("AGRO"), upon the terms and subject to the conditions set forth in the Prospectus, dated August 14, 1997 (the "Prospectus"), and in the related Letter of Transmittal (which together constitute the "Offer"), enclosed herewith.

  THE OFFER IS CONDITIONED UPON, AMONG OTHER THINGS, JWCFS HAVING RECEIVED VALID TENDERS (THAT ARE NOT SUBSEQUENTLY WITHDRAWN) FOR A SUFFICIENT NUMBER OF AGRO SHARES TO EQUAL, WHEN ADDED TO AGRO SHARES ALREADY OWNED BY JWCFS, AT LEAST 51% OF THE OUTSTANDING AGRO SHARES. SEE ALSO "THE EXCHANGE OFFER-- CERTAIN CONDITIONS OF THE EXCHANGE OFFER" IN THE PROSPECTUS.

For your information and for forwarding to your clients for whom you hold AGRO Shares registered in your name or in the name of your nominees, or who hold AGRO Shares registered in their own names, we are enclosing the following documents:

  1. Prospectus dated August 14, 1997;

  2. Letter of Transmittal (together with accompanying Substitute Form W-9) to be used by holders of AGRO Shares in accepting the Offer and tendering AGRO Shares;

  3. Notice of Guaranteed Delivery to be used to accept the Offer if certificates for AGRO Shares are not immediately available, if time will not permit all required documents to reach the Exchange Agent prior to the Expiration Date (as defined in the Prospectus) or if the procedure for book-entry transfer cannot be completed on a timely basis;

  4. A letter which may be sent to your clients for whose accounts you hold AGRO Shares registered in your name or in the name of your nominees, with space provided for obtaining such clients' instructions with regard to the Offer;

  5. Guidelines of the Internal Revenue Service for Certification of Taxpayer Identification Number on Substitute Form W-9; and

  6. A return envelope addressed to the Exchange Agent.

  JWCFS may choose to engage and pay to one or more "Soliciting Dealers" (as defined in the Prospectus) a solicitation fee as, and subject to, the limitations described in the Prospectus, in connection with the solicitation of tenders of AGRO Shares pursuant to the Offer. In addition, JWCFS will, upon request, reimburse you for customary mailing and handling expenses incurred by you in forwarding the enclosed materials to your clients. JWCFS will pay or cause to be paid any stock transfer taxes with respect to the transfer and sale of AGRO Shares to it or its order pursuant to the Offer, except as otherwise provided in Instruction 6 of the Letter of Transmittal.

  YOUR PROMPT ACTION IS REQUESTED. WE URGE YOU TO CONTACT YOUR CLIENTS AS PROMPTLY AS POSSIBLE. THE OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE AT 12:00 MIDNIGHT, ATLANTA TIME, ON SEPTEMBER 22, 1997 UNLESS THE OFFER IS EXTENDED.

  In order to take advantage of the Offer, a duly executed and properly completed Letter of Transmittal (or facsimile thereof), with any required signature guarantees, or an Agent's Message in connection with a book-entry transfer, and any other required documents, should be sent to the Exchange Agent, and certificates evidencing the tendered AGRO Shares should be delivered or such AGRO Shares should be tendered by book-entry transfer, all in accordance with the instructions set forth in the Letter of Transmittal and the Prospectus.

  If holders of AGRO Shares wish to tender AGRO Shares, but it is impracticable for them to forward their certificates or other required documents prior to the Expiration Date, a tender may be effected by following the guaranteed delivery procedures specified under "The Exchange Offer-- Procedure for Tendering AGRO Shares" in the Prospectus.

  Any inquiries you may have with respect to the Offer should be addressed to the JWCFS or the Information Agent at their respective addresses and telephone numbers set forth on the back cover page of the Prospectus.

  Additional copies of the enclosed materials may be obtained from the undersigned, telephone (561) 338-2600, or by calling the Information Agent, American Stock & Transfer Company at (800) 937-5449 (toll free) or (212) 936-5100 (collect) or from brokers, dealers, commercial banks or trust companies.

                                     Very truly yours,

                                     JWCHARLES FINANCIAL SERVICES, INC.


NOTHING CONTAINED HEREIN OR IN THE ENCLOSED DOCUMENTS SHALL CONSTITUTE YOU OR ANY OTHER PERSON AS AN AGENT OF JWCFS, THE EXCHANGE AGENT OR THE INFORMATION AGENT, OR ANY AFFILIATE OF ANY OF THE FOREGOING, OR AUTHORIZE YOU OR ANY OTHER PERSON TO GIVE ANY INFORMATION OR USE ANY DOCUMENT OR MAKE ANY STATEMENT ON BEHALF OF ANY OF THEM IN CONNECTION WITH THE OFFER OTHER THAN THE ENCLOSED DOCUMENTS AND THE STATEMENTS CONTAINED THEREIN.

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